SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: November 18, 2008 (Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392 (Address of principal executive offices) (515) 247-5111 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Since Principal Financial Group's November 4, 2008 call discussing third quarter 2008 financial results, a number of industry analysts and media outlets have commented on potential issues for the life insurance sector, including annuities with living benefits, rating agency downgrades and commercial real estate holdings. The company believes some of the commentary has resulted in misinterpretation and potentially misleading information concerning The Principal’s financial condition. Included in the discussion below is information on: the company’s minimal exposure to annuities with living benefits; recent affirmations of Principal Life’s insurer financial strength ratings; and the quality and performance of the company’s commercial real estate holdings, and investment portfolio overall.

Investors who wish to be accurately informed of The Principal's financial condition should visit our website at www.principal.com and review the documents that can be found at the Investor
Relations portion of the website.

· Discussion by various commentators of annuities with living benefits, variously referred to as guaranteed minimum income benefits or guaranteed minimum withdrawal benefits
(“GMWB”), has created the impression that The Principal's exposure to this risk is similar to that of other insurers. As CEO Larry Zimpleman explained at The Principal’s third quarter earnings call, a significant point that distinguishes The Principal from other insurers is the small part GMWB plays in The Principal's business. With only $1 billion in this block, equity market volatility has minimal impact on the capital necessary to support
The Principal's individual annuities business. Annuities with GMWB represented approximately 1/2 of 1% of The Principal's third quarter 2008 earnings.

· Commentators have speculated about the possibility of agency downgrades as a reason to sell shares of U.S. life insurance companies. On November 7, 2008, Moody's Investors
Service affirmed The Principal's financial strength and debt ratings, all with stable outlooks. In addition, Fitch affirmed The Principal's financial strength and debt ratings in
September 2008, all with stable outlooks.

In our third quarter earnings call, we acknowledged the possibility of downgrades in the insurance sector and explained that, while strong relative ratings remain important to The
Principal, our key growth engines – U.S. Asset Accumulation, Principal Global Investors
and Principal International – could continue to operate successfully at a lower rating, particularly if downgrades were industry wide.

· Some reports have contained broad, negative comments about The Principal's commercial real estate loan portfolio. As Chief Financial Officer Terry Lillis pointed out at our third quarter earnings call, every single commercial mortgage loan in our $11 billion portfolio is performing on schedule. In releasing third quarter 2008 results, we clearly communicated that we anticipate defaults and losses on commercial mortgages will increase in the future.
However, we believe the increase will occur over a period of several years, and that we will have the ability to accommodate these losses going forward through the use of a number of capital management techniques. We would like to remind investors that our three key growth businesses require very little capital to support organic growth, which enables us to generate substantial free cash flows on an ongoing basis. Because of strong liquidity in our general account, we have the flexibility to selectively scale back on certain capital intensive businesses to free up additional capital. In addition, we manage our investment portfolio to match our liabilities, which, like others in the life insurance industry (and different from other financial services industries), are longer-term in nature.

·	We continue to believe the fundamentals of our fixed maturity portfolio remain sound and that gross unrealized losses are a highly inaccurate representation of future investment losses. Given our strong general account liquidity position, the longer-term nature of our liabilities and our disciplined asset-liability matching, we have the ability and intent to hold assets until maturity.

·	As we stated at our November 4 earnings call, the company has continued to enhance liquidity, increasing cash and cash equivalent holdings by more than 50% from June 30 to
$2.3 billion at the end of the third quarter. During the third quarter, we also made adjustments in our general account investment strategies, investing new cash flows primarily into government and agency backed securities, and other liquid investments. In addition, we closed out our very modest general account securities lending program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: /s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial
Officer
Date:  November 18, 2008